UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Bryan Street, Suite 1800 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 231-1350

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐

Digital Realty Trust, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, the Board of Directors (the “Board”) of Digital Realty Trust, Inc. (the “Company,” “us” or “our”) elected Stephen R. Bolze as an independent director to our Board, effective on January 1, 2026. Mr. Bolze was elected to serve until our 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Mr. Bolze was appointed as a member of the Audit Committee of the Board, effective on January 1, 2026.

Mr. Bolze has built a 30-plus year career spanning infrastructure, industrial management, and global operations leadership. He most recently served as Senior Managing Director and Head of Infrastructure Portfolio Operations and Asset Management at Blackstone, where he was a founding partner for the infrastructure business and worked closely with portfolio companies and currently serves as Executive Advisor. Previously, Mr. Bolze spent 24 years at General Electric in a series of senior executive roles, including President & CEO of GE Power & Water, where he led a $28 billion global organization across power generation equipment and services, renewables, distributed power, water, and nuclear, and served on the GE Corporate Executive Council.  He earned a B.S.E from Duke University and an M.B.A from the University of Michigan. Mr. Bolze is the founder & CEO of Standish Spring Investments, an investment firm focused on early-stage growth companies.

There are no arrangements or understandings between Mr. Bolze and any other person pursuant to which Mr. Bolze was selected as our director. There are no transactions in which Mr. Bolze has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to our 2014 Incentive Award Plan, as amended (the “Plan”), on the effective date of his election to our Board, Mr. Bolze will receive an initial award of profits interest units of our subsidiary operating partnership, Digital Realty Trust, L.P. (or, at his election, shares of our common stock), representing a pro rata portion of our $230,000 annual non-employee director equity award. Pursuant to the existing terms of the Plan, Mr. Bolze is eligible to receive an annual award of profits interest units of Digital Realty Trust, L.P. (or, at his election, shares of our common stock) with a value of $245,000 at each annual meeting of stockholders following his election to the Board if he continues to serve as an independent director immediately following such meeting. The Plan currently provides that Mr. Bolze’s initial pro rata equity award and each annual equity award will vest on the earlier to occur of (i) the first anniversary of the date of grant or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to Mr. Bolze’s continued service with us through the applicable vesting date.

Mr. Bolze will also receive an annual cash retainer of $95,000, prorated for any partial year of service, for serving on our Board, and will also be compensated for service on any committees of our Board to which he is appointed, including the Audit Committee of the Board. Mr. Bolze may elect to receive all or a portion of his cash retainer and director fees otherwise payable in cash in any combination of the following: (1) cash and/or (2) fully-vested profits interest units of Digital Realty Trust, L.P., having a value (based on our closing share price on the date of grant) equal to 100% of the cash retainer and director fee amounts elected to be paid in the form of fully-vested profits interest units.

We expect to enter into our standard form of indemnification agreement for officers and directors with Mr. Bolze.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 15, 2025

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary